Phase II ALS Clinical Trial with BrainStorm Cell Therapeutics’ NurOwn™ to be Expanded to a Third Premiere U.S. Clinical Site

NEW YORK & PETACH TIKVAH, Israel – March 18, 2013 – BrainStorm Cell Therapeutics (OTCQB: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, announced today that Mayo Clinic in Rochester, Minnesota has entered into a Memorandum of Understanding with the intent to conduct a Phase II clinical trial of NurOwn™ in amyotrophic lateral sclerosis (ALS), more commonly known as Lou Gehrig’s Disease.  Mayo Clinic is the third premiere U.S. clinical site to sign a memorandum of understanding with the Company, following the University of Massachusetts, and Massachusetts General Hospital (MGH).

“We are pleased that Mayo Clinic, a world renowned and prominent clinical center, will be conducting the Phase II clinical trial of NurOwn in ALS,” said Alon Natanson, Chief Executive Officer of BrainStorm. “It is very encouraging that top tier U.S. centers of excellence have expressed an interest in playing a leading part in our research.” The Principal Investigator of this study at Mayo Clinic is Anthony Windebank, M.D., Professor of Neurology.

Initial results from Phase I studies in ALS suggest that patients with ALS experience a positive clinical outcome after treatment with NurOwn.  The Company is planning to enroll patients into clinical trials at Mayo Clinic, the University of Massachusetts, and Massachusetts General Hospital as early as the second half of 2013 to further evaluate the effects of treatment with NurOwn in ALS.

“This is another step forward in finding a potentially effective treatment option for patients with ALS,” added Mr. Natanson.  “BrainStorm has presented encouraging preliminary data on NurOwn at many scientific conferences. This week, we will present some of our breakthrough final Phase I data at the most prestigious world neurology meeting, the Annual Meeting of the American Academy of Neurology, on Wednesday, March 20th.”

About NurOwn™

NurOwn is an autologous, adult stem cell therapy technology that differentiates bone marrow-derived mesenchymal stem cells (MSC) into specialized, neuron-supporting cells.  These neuron-supporting cells (known as “MSC-NTF” cells) secrete neurotrophic, or nerve-growth, factors for PROTECTION of existing motor neurons, PROMOTION of motor neuron growth, and RE-ESTABLISHMENT of nerve-muscle interaction.  The ability to differentiate mesenchymal stem cells into MSC-NTF cells, and confirmation of their activity and potency before transplantation, makes NurOwn a first-of-its-kind approach for treating neurodegenerative diseases.  More information about NurOwn™ can be found at http://brainstorm-cell.com/index.php/science-a-technology/-nurown.

About BrainStorm Cell Therapeutics, Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company’s website at www.brainstorm-cell.com.

Safe Harbor Statement – Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”, and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements.  The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

CONTACTS

BrainStorm Cell Therapeutics Inc.	LifeSci Advisors, LLC
Mr. Alon Natanson, CEO	Michael Rice, Founding Partner
Phone: +972-3-9236384	646-597-6979
info@brainstorm-cell.com	mrice@lifesciadvisors.com
www.brainstorm-cell.com	www.LifeSciAdvisors.com